Vertro, Inc.	Press Release
Peter Corrao
President & CEO
Peter.Corrao@vertro.com
(212) 231-2000

Vertro, Inc. Announces Third Quarter 2009 Results

Revenue from Continued Operations up 23% Quarter over Quarter; EBITDA Loss from
Continued Operations Halved

NEW YORK, NY – November 11, 2009 – Vertro, Inc. (NASDAQ: VTRO), today reported financial results for the third quarter ended September 30, 2009.

Summary of Third Quarter 2009 Results from Continuing Operations:

•	Revenue of $7.4 million in Q3 2009, compared to revenue of $6.0 million in Q2 2009;

•	Gross margins of 94% in Q3 2009, comparable to the 93% gross margins in Q2 2009;

•	EBITDA loss of $1.6 million in Q3 2009, compared to an EBITDA loss of $3.4 million in Q2 2009. Both Q2 and Q3 2009 EBITDA included $0.2 million non-cash compensation expense;

•	Adjusted EBITDA loss of $1.4 million in Q3 2009, compared to Adjusted EBITDA loss of $3.2 million in Q2 2009; and

•
GAAP net loss from continuing operations of $1.8 million or $(0.05) per basic share in Q3 2009, compared to GAAP net loss from continuing operations of $3.9 million or $(0.11) per basic share in Q2 2009.

“Vertro delivered strong quarter over quarter results, with revenue from continuing operations up 23% and our EBITDA loss from continuing operations more than halved. We executed on our strategy of sustained and focused advertising spend and this enabled us to grow our user base and increase the number of revenue generating events being conducted across our product portfolio. We believe that our improved third quarter performance has laid the foundations required for us to achieve EBITDA profitability from continuing operations in the fourth quarter,” commented Peter Corrao, Vertro’s President and Chief Executive Officer.

Third Quarter Results from Continuing Operations

Revenue was $7.4 million in Q3 2009, compared to Q2 2009 revenue from continuing operations of $6.0 million.

Gross margins were 94% in Q3 2009, compared to 93% in Q2 2009. Gross margin excludes advertising spend of $6.0 million in Q3 2009 and $5.8 million in Q2 2009, which is included in consolidated operating expenses within the marketing, sales and service category.

Operating expenses were $8.6 million in Q3 2009, compared to $9.0 million in Q2 2009. The operating expenses in Q3 2009 included $0.2 million of non-cash compensation expense; Q2 2009 operating expenses included $0.2 million of non-cash compensation expense and accelerated recognition of $0.6 million of unamortized loan expense relating to our line of credit with Bridge Bank, N.A.

EBITDA was a loss of $1.6 million in Q3 2009, compared to an EBITDA loss of $3.4 million in Q2 2009. Both Q2 and Q3 2009 EBITDA included $0.2 million non-cash compensation expense.

Adjusted EBITDA was a loss of $1.4 million in Q3 2009, compared to Adjusted EBITDA loss of $3.2 million in Q2 2009. Both Q2 and Q3 2009 Adjusted EBITDA excluded $0.2 million non-cash compensation expense.

GAAP net loss from continuing operations of $1.8 million or $(0.05) per basic share in Q3 2009, compared to GAAP net loss from continuing operations of $3.9 million or $(0.11) per basic share in Q2 2009. The $1.8 million GAAP net loss from continuing operations in Q3 2009 was approximately $0.5 million less than the estimated $2.3 million GAAP net loss reported in a press release issued on November 3, 2009. This reduction resulted from a final adjustment to our exchange rate loss during the quarter close.

Adjusted net loss from continuing operations was $1.5 million or $(0.04) per diluted share in Q3 2009, compared to Adjusted net loss from continuing operations of $3.6 million or $(0.11) per diluted share in Q2 2009. Both Q2 and Q3 2009 Adjusted net loss excluded $0.2 million in non-cash compensation expense.

Cash and cash equivalents were $6.3 million at September 30, 2009, a decrease of $2.0 million from June 30, 2009 cash of $8.3 million. The decrease was primarily a result of the net loss in the quarter as well as certain anticipated one-time expenses.

As of September 30, 2009, the Company had an active base of approximately 50 full time employees, which was unchanged from the number reported on June 30, 2009.

Selected quarterly metrics from continuing operations are available on Vertro’s investor relations website at: http://ir.vertro.com/results.cfm

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on November 11, 2009, at approximately 5:00 p.m. ET. Details of the call for interested parties are as follows:

Date: Wednesday, November 11, 2009
Time: 5:00 p.m. ET
Dial-in number: 888-364-3111 / 719-325-2455 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

Vertro believes that “EBITDA”, “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. Vertro defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc. (NASDAQ:VTRO) is a software and technology company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate", "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q3 2009.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “EBITDA”, “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. Reconciliations of net income/loss from continuing operations and net income/loss per share to these financial measures for the three month periods ended September 30, 2009 and 2008, and June 30, 2009, and for the nine month periods ended September 30, 2009 and 2008 are included in this press release as set forth below.

Vertro, Inc.
 Consolidated Statements of Operations
 (in thousands, except per share data)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$7,389	$10,367	$19,625	$32,741
Cost of services	479	660	1,380	1,926

Gross profit	6,910	9,707	18,245	30,815

Operating expenses
Marketing, sales, and service	6,350	6,882	17,246	22,653
General and administrative	1,595	3,420	6,880	11,725
Product development	596	861	1,927	2,703
Amortization	106	411	146	1,364
Restructuring Charges	-	110	(15)	661

Total operating expenses	8,647	11,684	26,184	39,106

Loss from operations	(1,737)	(1,977)	(7,939)	(8,291)
Interest (expense), net	(2)	29	(75)	182
Exchange rate gain (loss)	(89)	-	(487)	-

Loss before provision for income taxes	(1,828)	(1,948)	(8,501)	(8,109)

Income tax expense (benefit)	-	(18)	27	67

Loss from continuing operations	$(1,828)	$(1,930)	$(8,528)	$(8,176)

Income/(loss) from discontinued operations	$1,184	$(8,596)	$(3,483)	$(13,942)

Gain on sale of discontinued operations	0	-	7,139	-

Net loss	$(644)	$(10,526)	$(4,872)	$(22,118)

Basic earnings (loss) per share
Continuing operations	$(0.05)	$(0.06)	$(0.25)	$(0.25)
Discontinued operations	$0.04	$(0.26)	$0.11	$(0.43)

Diluted earnings (loss) per share
Continuing operations	$(0.05)	$(0.06)	$(0.25)	$(0.25)
Discontinued operations	$0.04	$(0.26)	$0.11	$(0.43)

Weighted-average number of common
shares outstanding
Basic	33,784	32,641	33,564	32,596
Diluted	33,784	32,641	33,564	32,596

Vertro, Inc.
 Consolidated Statements of Operations
 (in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	September 30, 2009	June 30, 2009
	(unaudited)	(unaudited)

Revenues	$7,389	$6,002
Cost of services	479	445

Gross profit	6,910	5,557

Operating expenses
Marketing, sales, and service	6,350	6,143
General and administrative	1,595	2,193
Product development	596	633
Amortization	106	40
Restructuring Charges	-	-

Total operating expenses	8,647	9,009

Loss from operations	(1,737)	(3,452)
Interest income, net	(2)	9
Exchange rate gain (loss)	(89)	(398)

Loss before provision for income taxes	(1,828)	(3,841)

Income tax expense	-	14

Loss from continuing operations	$(1,828)	$(3,855)

Income/(loss) from discontinued operations	$1,184	491

Gain on sale of discontinued operations	0	213

Net loss	$(644)	$(3,151)

Basic earnings (loss) per share
Continuing operations	$(0.05)	$(0.11)
Discontinued operations	$0.04	$0.02

Diluted earnings (loss) per share
Continuing operations	$(0.05)	$(0.11)
Discontinued operations	$0.04	$0.02

Weighted-average number of common
shares outstanding
Basic	33,784	33,707
Diluted	33,784	33,707

Vertro, Inc.
 Reconciliations to Consolidated Statements of Operations
 (in thousands, except per share data)
 (unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
Additional information:	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Adjusted EBITDA	$(1,365)	$(304)	$(6,811)	$(3,716)

Adjusted net loss	$(1,486)	$(394)	$(7,480)	$(4,052)

Adjusted net loss per share	$(0.04)	$(0.01)	$(0.22)	$(0.12)

	Three Months	Three Months
	Ended	Ended
Additional information:	September 30, 2009	June 30, 2009

Adjusted EBITDA	$(1,365)	$(3,166)

Adjusted net loss	$(1,486)	$(3,593)

Adjusted net loss per share	$(0.04)	$(0.11)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
Reconciliation of Net Loss to Adjusted EBITDA	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Loss from continuing operations	$(1,828)	$(1,930)	$(8,528)	$(8,176)
Interest income (expense), net and exchange rate loss	91	(29)	562	(182)
Income tax expense (benefit)	-	(18)	27	67
Depreciation	30	137	80	451
Amortization	106	411	146	1,364

EBITDA	(1,601)	(1,429)	(7,713)	(6,476)

Restructuring Charges	-	110	(15)	661
Non cash compensation charge	236	1,015	917	2,099

Adjusted EBITDA	$(1,365)	$(304)	$(6,811)	$(3,716)

	Three Months	Three Months
	Ended	Ended
Reconciliation of Net Loss to Adjusted EBITDA	September 30, 2009	June 30, 2009
Loss from continuing operations	$(1,828)	$(3,855)
Interest income (expense), net and exchange rate loss	91	389
Income tax expense	-	14
Depreciation	30	24
Amortization	106	40

EBITDA	(1,601)	(3,388)

Non cash compensation charge	236	222
Restructuring charges	-	-

Adjusted EBITDA	$(1,365)	$(3,166)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
Reconciliation of Net Loss to Adjusted Net Loss	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Loss from continuing operations	$(1,828)	$(1,930)	$(8,528)	$(8,176)
Amortization	106	411	146	1,364
Restructuring Charges	-	110	(15)	661
Non cash compensation charges	236	1,015	917	2,099

Adjusted net loss	$(1,486)	$(394)	$(7,480)	$(4,052)

Adjusted net loss per share	(0.04)	(0.01)	(0.22)	(0.12)
Shares used in per share calculation - basic / diluted	33,784	32,641	33,564	32,596

	Three Months	Three Months
	Ended	Ended
	September 30, 2009	June 30, 2009

Reconciliation of Net Loss to Adjusted Net Loss
Loss from continuing operations	$(1,828)	$(3,855)
Amortization	106	40
Non cash compensation charges	236	222

Adjusted net loss	$(1,486)	$(3,593)

Adjusted net loss per share	$(0.04)	$(0.11)
Shares used in per share calculation - basic	33,784	33,707

Vertro, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$6,330	$6,699
Accounts receivable, less allowances of $891 and $1,242 at September 30, 2009 and December 31, 2008.	2,741	11,204
Deferred tax assets	167	167
Income tax receivable	114	247
Prepaid expenses and other current assets	265	1,584

TOTAL CURRENT ASSETS	9,617	19,901

Property and equipment, net	53	4,975
Restricted cash	550	2,000
Other assets	500	703

TOTAL ASSETS	$10,720	$27,579

LIABILITIES AND (CAPITAL DEFICIT) STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$5,152	$6,609
Accrued expenses	4,129	11,534
Other Current Liabilities	41	783

TOTAL CURRENT LIABILITIES	9,322	18,926

Deferred tax liabilities long-term	167	167
Long-term debt	-	4,595
Other long-term liabilities	1,382	1,305

TOTAL LIABILITIES	10,871	24,993

(CAPITAL DEFICIT) STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	-	-
Common stock, $.001 par value; authorized, 200,000 shares; issued 35,552 and 34,480, respectively; outstanding 33,786 and 32,731, respectively	35	34
Additional paid-in capital	270,457	268,841
Treasury stock; 1,766 and 1,749 shares at cost, respectively	(6,722)	(6,719)
Accumulated other comprehensive income	12,914	12,393
Accumulated Deficit	(276,835)	(271,963)

TOTAL (CAPITAL DEFICIT) STOCKHOLDERS' EQUITY	(151)	2,586

TOTAL LIABILITIES AND (CAPITAL DEFICIT) STOCKHOLDERS' EQUITY	$10,720	$27,579